UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2018

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-216037 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 9, 2018, FS Credit Real Estate Income Trust, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of the stockholders of Class T common stock, $0.01 par value per share (“Class T Common Shares”) and stockholders of Class T-C common stock, $0.01 par value per share (“Class T-C Common Shares”). As of June 28, 2018, the record date for the determination of Class T and Class T-C stockholders entitled to notice of, and to vote at, the Special Meeting, 4,860 Class T Common Shares were eligible to be voted and 2,441 of those shares were voted in person at the Special Meeting, and 402 Class T-C Common Shares were eligible to be voted and all of those shares were voted in person at the Special Meeting. Class T and Class T-C stockholders were asked to consider and act upon the following two proposals at the Special Meeting:

●	For holders of Class T Common Shares, to consider and vote upon a proposal to amend Section 5.2.6 of the Company’s Second Articles of Amendment and Restatement (the “Charter”) to modify the aggregate underwriting compensation percentage that triggers the conversion of Class T Common Shares from 7.25% to 8.75%.

●	For holders of Class T-C Common Shares, to consider and vote upon a proposal to amend Section 5.2.7 of the Charter to modify the aggregate underwriting compensation percentage that triggers the conversion of Class T-C Common Shares from 7.25% to 8.75%.

These proposals were approved by an affirmative vote of all the shares voted in person at the Special Meeting, which represented a majority of the outstanding Class T Common Shares and Class T-C Common Shares outstanding as of the record date for the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date:	July 13, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary